Exhibit 2.1
EXECUTION COPY
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
VISION ACQUISITION I, INC.,
NOVARAY, INC.
AND
VISION ACQUISITION SUBSIDIARY, INC.
     This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 26, 2007, among Vision Acquisition I, Inc., a Delaware corporation (“Parent”), NovaRay, Inc., a Delaware corporation (“NovaRay”), and Vision Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).
RECITALS
     A. This Agreement contemplates a merger of Merger Sub with and into NovaRay, with NovaRay remaining as the surviving entity after the merger (the “Merger”) whereby the stockholders of NovaRay will receive common stock of Parent in exchange for their capital stock of NovaRay.
     B. Immediately following the Closing (as defined in Section 1.3 below) and in accordance with the terms and conditions of a Series A Convertible Preferred Stock and Warrant Purchase Agreement by and between the Parent and the investors identified therein (the “Purchase Agreement”), Parent will raise a minimum of $10 million (not including exchange of outstanding indebtedness of NovaRay) by completing a private placement (the “Financing”) through the offer and sale of (i) Series A Convertible Preferred Stock, par value $0.0001 per share (the “Parent Preferred Shares”) which are convertible into shares of Parent’s common stock, par value $0.0001 per share (the “Parent Common Stock”), and (ii) Series A warrants (the “Series A Warrants”), Series J warrants (the “Series J Warrants”) and Series J-A warrants (the “Series J-A Warrants, and, together with the Series A Warrants and the Series J Warrants, the “Warrants”) of Parent, each as described in the Purchase Agreement.
     C. The Board of Directors of NovaRay (i) has determined that the Merger is in the best interests of NovaRay and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger advisable, and (iv) has determined to recommend that the stockholders of NovaRay adopt this Agreement and approve the Merger.
     D. The Board of Directors of Parent (i) has determined that the Merger is in the best interests of Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger advisable, and (iv) has approved the issuance of shares of Parent Common Stock pursuant to the Merger (the “Share Issuance”).
     E. The Board of Directors of Merger Sub (i) has determined that the Merger in the best interests of Merger Sub and its sole stockholder, (ii) has approved this Agreement, the

Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger advisable, and (iv) has determined to recommend that the sole stockholder of Merger Sub adopt this Agreement and approve the Merger.
     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE 1
THE MERGER
     1.1. The Merger. At the Effective Time (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions the Delaware General Corporation Law (“DGCL”), Merger Sub shall merge with and into NovaRay. From and after the Effective Time, the separate corporate existence of Merger Sub shall cease and NovaRay shall continue as the surviving corporation and shall become a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to herein as the “Surviving Corporation.”
     1.2. Effective Time. The “Effective Time” shall be the time at which the certificate of merger in the form attached hereto as Exhibit A (the “Certificate of Merger”) and other appropriate or required documents prepared and executed in accordance with the DGCL are filed with and accepted by the Secretary of State of Delaware in connection with the Merger.
     1.3. Closing. Unless this Agreement is earlier terminated pursuant to Article VII hereof, the closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304, on December 27, 2007, or if all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, at a time and date mutually agreed to by the parties, but in no event later than two (2) business days following satisfaction or waiver of the conditions set forth in Article VI hereof. The date upon which the Closing actually occurs is herein referred to as the “Closing Date.”
     1.4. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as provided herein, all the property, rights, privileges, powers and franchises of NovaRay and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of NovaRay and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
     1.5. Certificates of Incorporation; Bylaws. From and after the Effective Time and until further amended in accordance with applicable law (but subject to Section 5.14), (i) the certificate of incorporation of NovaRay as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, provided, that as of the Effective Time, NovaRay’s certificate of incorporation shall be amended as set forth in Exhibit A to the Certificate of Merger (the “NovaRay Certificate of Incorporation”), and (ii) the bylaws of NovaRay as in effect immediately prior to the Effective Time shall be the bylaws of the

Surviving Corporation (the “NovaRay Bylaws” and, together with the NovaRay Certificate of Incorporation, the “NovaRay Charter Documents”).
     1.6. NovaRay Directors and Officers.
          (a) Unless otherwise determined by NovaRay prior to the Effective Time, the directors of NovaRay immediately prior to the Effective Time shall be the directors of the Surviving Corporation at and after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of the DGCL and the NovaRay Charter Documents until their successors are duly elected and qualified.
          (b) Unless otherwise determined by NovaRay prior to the Effective Time, the officers of NovaRay immediately prior to the Effective Time shall be the officers of the Surviving Corporation at and after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.
     1.7. Effect on Capital Stock. Immediately prior to the Effective Time, each issued and outstanding share of the Series A Preferred Stock, par value $0.0001 per share, of NovaRay (the “NovaRay Series A Preferred Stock”) shall convert, on a one-for-one basis, into common stock, par value $0.0001 per share, of NovaRay (the “NovaRay Common Stock”), as provided in the NovaRay Certificate of Incorporation. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, NovaRay and Merger Sub or the holders of any of the following securities, the following shall occur:
          (a) Conversion of NovaRay Common Stock. Subject to Section 1.10, each share of NovaRay Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of NovaRay Common Stock owned by Parent or Merger Sub and Dissenting Shares (as defined in Section 1.10 below)) will be automatically converted into and represent the right to receive (subject to Section 1.7(c)) three (3) shares of Parent Common Stock, such aggregate shares of Parent Common Stock being referred to in this Agreement as the “Merger Consideration”. If any shares of NovaRay Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with NovaRay, then the shares of Parent Common Stock issued in exchange for such shares of NovaRay Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. In this regard the pro-forma capitalization of the Parent following the Closing is set forth on Schedule 1.7(a).
          (b) NovaRay Warrants. At the Effective Time, all warrants to purchase NovaRay Common Stock (the “NovaRay Warrants”) then outstanding shall be assumed by Parent, and shall become exercisable for shares of Parent Common Stock in accordance with Section 5.5 hereof.

          (c) Capital Stock of Merger Sub. At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.
          (d) Adjustments to Merger Consideration. The Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for Parent Common Stock or NovaRay Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or NovaRay Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.
          (e) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger. In lieu thereof any fractional share will be rounded to the nearest whole share of Parent Common Stock (with 0.5 being rounded up).
          (f) Withholding. Parent shall be entitled to deduct and withhold from the Merger Consideration payable or otherwise deliverable to any holder of NovaRay Common Stock or NovaRay Warrants pursuant to this Agreement such amounts as Parent is required to deduct or withhold therefrom under the Internal Revenue Code of 1986, as amended (the “Code”) or under any provision of state, local or foreign tax law. To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the holder of NovaRay Common Stock or NovaRay Warrants to whom such amounts would otherwise have been paid.
     1.8. Rights of Holders of NovaRay Capital Stock.
          (a) On and after the Effective Time and until surrendered for exchange, each outstanding stock certificate that immediately prior to the Effective Time represented shares of NovaRay Common Stock (except Dissenting Shares and shares cancelled or extinguished pursuant to Section 1.10) shall be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of Parent Common Stock into which such shares of NovaRay Common Stock shall have been converted pursuant to Section 1.7(a) above. The record holder of each such outstanding certificate representing shares of NovaRay Common Stock, shall, after the Effective Time, be entitled to vote the shares of Parent Common Stock into which such shares of NovaRay Common Stock shall have been converted on any matters on which the holders of record of the Parent Common Stock, as of any date subsequent to the Effective Time, shall be entitled to vote. In any matters relating to such certificates of NovaRay Common Stock, Parent may rely conclusively upon the record of stockholders maintained by NovaRay containing the names and addresses of the holders of record of NovaRay Common Stock on the Effective Time.
          (b) On and after the Effective Time, Parent shall reserve a sufficient number of authorized but unissued shares of Parent Common Stock for issuance in connection with (i) the conversion of NovaRay Common Stock into Parent Common Stock and (ii) the exercise of all options, warrants, and any other instrument convertible into, or exercisable or exchangeable for, shares of NovaRay Common Stock, outstanding immediately prior to the Effective Time.
     1.9. Procedure for Exchange of NovaRay Common Stock.
          (a) After the Effective Time, holders of certificates theretofore evidencing outstanding shares of NovaRay Common Stock (except Dissenting Shares and shares cancelled or extinguished pursuant to Section 1.10), upon surrender of such certificates to the transfer agent for Parent Common Stock, shall be entitled to receive certificates representing the number of whole shares of Parent Common Stock into which shares of NovaRay Common Stock theretofore represented by the certificates so surrendered shall have been converted as provided in Section 1.7(a) hereof. Parent shall not be obligated to deliver the Merger Consideration to which any former holder of shares of NovaRay Common Stock is entitled until such holder surrenders the certificate or certificates representing such shares (subject to Section 1.9(e) below). Upon surrender, each certificate evidencing NovaRay Common Stock shall be cancelled. If there is a transfer of NovaRay Common Stock ownership which is not registered in the transfer records of NovaRay, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if: (x) upon presentation to the Secretary of Parent, such certificate shall be properly endorsed or otherwise be in proper form for transfer, (y) the person requesting such certificate shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable, and (z) the issuance of such Parent Common Stock shall not, in the sole discretion of Parent, violate the requirements of the Regulation D “safe harbor” of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the private placement of Parent Common Stock that will result from the Merger.
          (b) All shares of Parent Common Stock issued upon the surrender for exchange of NovaRay Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of NovaRay Common Stock.
          (c) No holder surrendering a certificate representing shares of NovaRay Common Stock will be issued in exchange a certificate representing other than a whole number of shares of Parent Common Stock.
          (d) Any shares of Parent Common Stock issued in the Merger will not be transferable except (1) pursuant to an effective registration statement under the Securities Act or (2) upon receipt by Parent of a written opinion of counsel reasonably satisfactory to Parent to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws. Restrictive legends must be placed on all certificates representing shares of Parent Common Stock issued in the Merger, substantially as follows:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY AND ITS LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”
          (e) In the event any certificate for NovaRay Common Stock shall have been lost, stolen or destroyed, Parent shall issue and pay in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of the Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that Parent, in its discretion and as a condition precedent to the issuance and payment thereof, may require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Parent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.
     1.10. Dissenting Shares.
          (a) Shares of capital stock of NovaRay held by stockholders of NovaRay who have not consented to and approved this agreement in writing and who have properly exercised and preserved appraisal rights with respect to those shares in accordance with all of the provisions of Section 262 of the DGCL or any successor provision (“Dissenting Shares”) shall not be converted into or represent a right to receive shares of Parent Common Stock pursuant to Section 1.7(a) above, but the holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL or any successor provision. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL or any successor provision shall receive payment therefor from the Surviving Corporation in accordance with such laws; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder’s demand for appraisal of such shares or lost such holder’s right to appraisal and payment of such shares under Section 262 of the DGCL or any successor provision, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been cancelled, extinguished and converted, as of the Effective Time, into and represent the right to receive payment from Parent of shares of Parent Common Stock as provided in Section 1.7(a) above. NovaRay shall give prompt notice to Parent of any demands received by NovaRay for appraisal of shares of capital stock of NovaRay.
          (b) Any payments in respect of Dissenting Shares will be deemed made by the Surviving Corporation.

     1.11. No Further Ownership Rights in NovaRay Common Stock. All shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of NovaRay Common Stock. At the Effective Time, each of the holders of capital stock of NovaRay shall cease to have any rights as a stockholder of NovaRay (except as set forth in this Agreement with respect to the Merger Consideration), and the stock transfer books of NovaRay shall be closed with respect to all shares of capital stock of NovaRay outstanding immediately prior to the Effective Time. No further transfer of any such shares of capital stock of NovaRay shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, certificates are presented to Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this ARTICLE I.
     1.12. Tax Treatment. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. Each of the parties hereto adopts this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations (the “Regulations”). Both prior to and after the Closing, each party’s books and records shall be maintained, and all federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a reverse triangular merger under Section 368(a)(2)(E) of the Code (and comparable provisions of any applicable state or local laws), except to the extent the Merger is determined in a final administrative or judicial decision not to qualify as a reorganization within the meaning of Code Section 368(a).
     1.13. Escheat. Notwithstanding anything to the contrary in this ARTICLE I, none of NovaRay, Parent, Merger Sub or Surviving Corporation shall be liable to a holder of NovaRay Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar applicable law.
     1.14. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation (and/or its successor in interest) with full right, title and possession to all assets, property, rights, privileges, powers and franchises of NovaRay and Merger Sub, the officers and directors of Parent and the Surviving Corporation shall be fully authorized (in the name of Merger Sub, NovaRay and otherwise) to take all such necessary action.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF NOVARAY
     Except as set forth in the disclosure schedule provided by NovaRay to the Parent on the date hereof and accepted in writing by the Parent (which sections correspond to the Sections of this ARTICLE II, the “NovaRay Disclosure Schedule”), NovaRay hereby represents and warrants to Parent that the statements contained in this ARTICLE II are true and correct.
     2.1. Organization, Good Standing and Power. NovaRay is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Except as set forth on Schedule 2.1, NovaRay and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified could not reasonably be expected to have a NovaRay Material Adverse Effect (as defined in Section 2.3 hereof).
     2.2. Authorization; Enforcement. NovaRay has the requisite corporate power and authority to enter into and perform this Agreement and to consummate the Merger in accordance with the terms hereof. The execution, delivery and performance of this Agreement by NovaRay, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of NovaRay or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by NovaRay. This Agreement constitutes a valid and binding obligation of NovaRay enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.
     2.3. Capitalization. NovaRay’s authorized capital stock and the shares thereof currently issued and outstanding as of the date of this Agreement, are set forth on Schedule 2.3 hereto. All of the outstanding shares of the NovaRay Common Stock and the NovaRay Series A Preferred Stock have been duly and validly authorized. Except as set forth on Schedule 2.3 hereto, no shares of NovaRay Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call relating to, or securities or rights convertible into, any shares of capital stock of NovaRay. Except as set forth on Schedule 2.3 hereto, there are no contracts, commitments, understandings, or arrangements by which NovaRay is or may become bound to issue additional shares of the capital stock of NovaRay or options, securities or rights convertible into shares of capital stock of NovaRay. Except as set forth on Schedule 2.3 hereto, NovaRay is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. NovaRay is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of NovaRay. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of NovaRay issued prior to the Closing Date complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a NovaRay Material Adverse Effect (as defined below). NovaRay has furnished or made available to Parent and Merger Sub true and correct copies of the NovaRay Charter Documents as in effect on the date hereof. For the purposes of this Agreement, “NovaRay Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of NovaRay and its subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise impair the ability of NovaRay to perform any of its obligations under this Agreement in any material respect; provided, however, that any adverse effect that is caused primarily by conditions generally affecting the U.S. economy shall be deemed not to be a NovaRay Material Adverse Effect.

     2.4. No Conflicts. Except as set forth on Schedule 2.4 hereto, the execution, delivery and performance of this Agreement by NovaRay, the performance by NovaRay of its obligations hereunder and the consummation by NovaRay of the transactions contemplated herein do not and will not (i) violate any provision of the NovaRay Charter Documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which NovaRay is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any of NovaRay’s property under any agreement or any commitment to which NovaRay is a party or by which NovaRay is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to NovaRay or any of its subsidiaries or by which any property or asset of NovaRay or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a NovaRay Material Adverse Effect. The business of NovaRay and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a NovaRay Material Adverse Effect. NovaRay is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof (other than (a) any consent, authorization or order that has been obtained as of the date hereof, (b) any filing or registration that has been made as of the date hereof, (c) the filing of the Certificate of Merger with the Secretary of State of Delaware, or (d) such other consent, authorization, filing approval and registration which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a NovaRay Material Adverse Effect).
     2.5. Financial Statements. NovaRay has furnished to Parent and Merger Sub a complete and correct copy of NovaRay’s audited financial statements for the years ended December 31, 2006 and 2005 and unaudited financial statements for the nine month period ended September 30, 2007 (collectively, the “NovaRay Financial Statements”). The NovaRay Financial Statements are complete and correct, are consistent with the books and records of NovaRay and present fairly the assets, liabilities, financial condition and results of operations of NovaRay, as of the dates and for the periods indicated, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such NovaRay Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such NovaRay Financial Statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes), and fairly present in all material respects NovaRay’s financial position and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     2.6. Subsidiaries. Schedule 2.6 hereto sets forth each of NovaRay’s subsidiaries, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership. For the purposes of this Agreement, “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by NovaRay and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither NovaRay nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither NovaRay nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.
     2.7. No Material Adverse Change. Since September 30, 2007, NovaRay has not experienced or suffered any NovaRay Material Adverse Effect.
     2.8. No Undisclosed Liabilities. Except as set forth on Schedule 2.8, neither NovaRay nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than(i) those reflected in the NovaRay Financial Statements, or (ii) those incurred in the ordinary course of NovaRay’s or its subsidiaries respective businesses since September 30, 2007, and which, individually or in the aggregate, do not or would not have a NovaRay Material Adverse Effect.
     2.9. Indebtedness. Schedule 2.9 hereto sets forth as of a recent date all of NovaRay’s or any subsidiary’s outstanding secured and unsecured NovaRay Indebtedness, or for which NovaRay or any of its subsidiaries has commitments. For the purposes of this Agreement, “NovaRay Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in NovaRay’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 2.10, neither NovaRay nor any of its subsidiaries is in default with respect to any NovaRay Indebtedness.
     2.10. Title to Assets. Except as set forth on Schedule 2.10, each of NovaRay and its subsidiaries has good and marketable title to all of its real and personal property, which is listed on Schedule 2.10 hereto, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, or such that, individually or in the aggregate, do not cause a NovaRay Material Adverse Effect. Except as set forth on Schedule 2.10, all of Novaray’s and its subsidiaries’ leases are valid and subsisting and in full force and effect, and are listed on Schedule 2.10 hereto.
     2.11. Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of NovaRay, threatened against NovaRay or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of NovaRay, threatened, against or involving NovaRay, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against NovaRay or any subsidiary or any officers or directors of NovaRay or subsidiary in their capacities as such.
     2.12. Compliance with Law. The business of NovaRay and its subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a NovaRay Material Adverse Effect. NovaRay and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a NovaRay Material Adverse Effect.
     2.13. Taxes. NovaRay and each of its subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the NovaRay Financial Statements for all current taxes and other charges to which NovaRay or any subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of NovaRay or any subsidiary have been audited by the Internal Revenue Service or any other tax authority. NovaRay has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against NovaRay or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.
     2.14. Certain Fees. Except as set forth on Schedule 2.14 hereto, no brokers, finders or financial advisory fees or commissions will be payable by NovaRay, any of its subsidiaries, Parent or Merger Sub with respect to the transactions contemplated by this Agreement.
     2.15. Disclosure. Neither this Agreement, the NovaRay Disclosure Schedule nor any other documents, certificates or instruments furnished to Parent and Merger Sub by or on behalf of the NovaRay or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

     2.16. Environmental Compliance. NovaRay and each of its subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. Schedule 2.16 describes all material permits, licenses and other authorizations issued under any Environmental Laws to NovaRay or its subsidiaries. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. NovaRay has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its subsidiaries. NovaRay and each of its subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a NovaRay Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting NovaRay or its subsidiaries that violate or may violate any Environmental Law after the Closing Date.
     2.17. Books and Record Internal Accounting Controls. The books and records of the NovaRay and its subsidiaries accurately reflect in all material respects the information relating to the business of NovaRay and its subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of NovaRay or any subsidiary.
     2.18. Material Agreements. Except as set forth on Schedule 2.18, neither NovaRay nor any of its subsidiaries is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form SB-2 (collectively, “Material Agreements”) if NovaRay or any subsidiary were registering securities under the Securities Act. Except as set forth on Schedule 2.18, NovaRay and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect, the result of which could cause a NovaRay Material Adverse Effect. Except as set forth on Schedule 2.18, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of NovaRay or of any subsidiary limits the payment of dividends on the NovaRay Series A Preferred Stock, other preferred stock, if any, or the NovaRay Common Stock.
     2.19. Intellectual Property. NovaRay and its subsidiaries own, or have rights to use, all inventions, know-how, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets and other similar rights that are necessary for the conduct of their respective businesses now operated by them which the failure to so have would have or reasonably be expected to result in a NovaRay Material Adverse Effect

(collectively, the “Intellectual Property Rights”). Schedule 2.19 sets forth a complete and accurate list of NovaRay’s material Intellectual Property Rights. Neither NovaRay’s nor any subsidiary’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. Neither NovaRay nor any subsidiary has received written notice that the Intellectual Property Rights used by NovaRay or any subsidiary violates or infringes upon the rights of any Person. To the knowledge of NovaRay, NovaRay and its subsidiaries’ Intellectual Property Rights do not infringe any patent, copyright, trademark, trade name or other proprietary rights of any third party, and there is no claim, action or proceeding being made or brought against, or to NovaRay’s knowledge, being threatened against, NovaRay or any of its subsidiaries regarding any of the Intellectual Property Rights. NovaRay does not have any knowledge of an infringement by another Person of any of its Intellectual Property Rights and has no reason to believe that any of its Intellectual Property Rights is unenforceable. NovaRay has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.
     2.20. Transactions with Affiliates. Except as set forth on Schedule 2.20, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) NovaRay or any of its subsidiaries on the one hand, and (b) on the other hand, any officer, employee, consultant or director of NovaRay, or any of its subsidiaries, or any person owning any capital stock of NovaRay or any of its subsidiaries or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.
     2.21. Governmental Approvals. Except for and including the filing of a Certificate of Merger with the Secretary of State for the State of Delaware, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of this Agreement, or for the performance by NovaRay of its obligations under this Agreement.
     2.22. Employees. Neither NovaRay nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth on Schedule 2.22, neither NovaRay nor any subsidiary is a party to any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, or confidentiality agreement relating to the right of any officer, employee or consultant to be employed or engaged by NovaRay or such subsidiary. No officer, consultant or key employee of NovaRay or any subsidiary whose termination, either individually or in the aggregate, could have a NovaRay Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with NovaRay or any subsidiary.
     2.23. Foreign Corrupt Practices. Neither NovaRay nor any of its subsidiaries nor, to the knowledge of NovaRay, any director, officer, agent, employee, or other Person acting on behalf of NovaRay or any of its subsidiaries has, in the course of its actions for, or on behalf of, the NovaRay (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”); or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
     2.24. Insurance. The insurance policies owned and maintained by NovaRay that are material to NovaRay are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that NovaRay is not currently required, but may in the future be required, to pay with respect to any period ending prior to the date of this Agreement), and NovaRay has received no notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.
     2.25. Absence of Certain Developments. Except as set forth on Schedule 2.25, since September 30, 2007, neither NovaRay nor any subsidiary has:
          (a) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;
          (b) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except (i) liabilities already disclosed in the NovaRay Financial Statements; and (ii) liabilities incurred in the ordinary course of business;
          (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than liabilities paid in the ordinary course of business;
          (d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or entered into any agreements so to purchase or redeem, any shares of its capital stock;
          (e) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;
          (f) sold, assigned or transferred any of NovaRay’s or any subsidiary’s Intellectual Property Rights, or disclosed any of NovaRay’s or any subsidiary’s proprietary confidential information to any person except to customers or consultants of NovaRay or any subsidiary in the ordinary course of business or to Parent, Merger Sub or their respective representatives;
          (g) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business;
          (h) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

          (i) made capital expenditures or commitments therefor that aggregate in excess of $100,000;
          (j) made charitable contributions or pledges in excess of $25,000;
          (k) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;
          (l) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or
          (m) entered into an agreement, written or otherwise, to take any of the foregoing actions.
     2.26. Public Utility Holding Company Act and Investment Company Act Status. NovaRay is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. NovaRay is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
     2.27. ERISA. Neither NovaRay nor its subsidiaries, through any trade or business, whether or not incorporated, has established or maintained, or made any contributions to an “employee pension benefit plan” (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The execution and delivery of this Agreement and the consummation of the Merger will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA, or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.
     2.28. Lack of Publicity. Neither NovaRay nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising as those terms are used in Regulation D under the Securities Act in the United States with respect to the Financing or the securities that will be exchanged for NovaRay Common Stock in the Merger, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, regarding the Financing, nor did any such person sponsor any seminar or meeting to which potential investors were invited by, or any solicitation of a subscription by, a person not previously known to such investor in connection with investments in the NovaRay Common Stock generally. Neither NovaRay nor any person acting on its or their behalf have engaged or will engage in any form of directed selling efforts (as that term is used in Regulation S under the Securities Act) with respect to the securities that will be exchanged for NovaRay Common Stock in the Merger.
     2.29. Full Disclosure. The representations and warranties of NovaRay contained in this Agreement, as modified by the NovaRay Disclosure Schedule, (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which NovaRay has knowledge that has not been disclosed to Parent pursuant to this Agreement, including the NovaRay Disclosure Schedule hereto, all taken as a whole, which has had or could reasonably be expected to have a NovaRay Material Adverse Effect.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB
     Except as set forth in the disclosure schedule provided by the Parent to NovaRay on the date hereof and accepted in writing by NovaRay (which sections correspond to the Sections of this Article III, the “Parent Disclosure Schedule”), each of Parent and Merger Sub, jointly and severally, hereby represents and warrants to NovaRay that the statements contained in this ARTICLE III are true and correct.
     3.1. Organization, Good Standing and Power of Parent and Merger Sub. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Except as set forth on Schedule 3.1, each of Parent and Merger Sub is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by each of them makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified could not reasonably be expected to have a Parent Material Adverse Effect (as defined in Section 3.3 hereof). Except as set forth in Schedule 3.1, neither the Parent nor Merger Sub has conducted, engaged in, or otherwise participated in any active trade or business since their respective dates of incorporation.
     3.2. Authorization; Enforcement. Each of Parent and Merger Sub has the requisite corporate power and authority to enter into and perform this Agreement and to consummate the Merger in accordance with the terms hereof. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub NovaRay, and the consummation by each of them of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of Parent and Merger Sub or their respective Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by Parent and Merger Sub. This Agreement constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.
     3.3. Capitalization. Parent’s authorized capital stock and the shares thereof currently issued and outstanding as of the date of this Agreement, are set forth on Schedule 3.3 hereto. Merger Sub’s authorized capital stock and the shares thereof currently issued and outstanding as of the date of this Agreement, are set forth on Schedule 3.3 hereto. All of the outstanding shares of Parent Common Stock and the outstanding shares of Merger Sub’s common stock, par value

$0.01 per share (the “Merger Sub Common Stock”), have been duly and validly authorized. Except as set forth on Schedule 3.3 hereto, no shares of Parent Common Stock or Merger Sub Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call relating to, or securities or rights convertible into, any shares of capital stock of NovaRay. Except as set forth on Schedule 3.3 hereto, there are no contracts, commitments, understandings, or arrangements by which either Parent or Merger Sub is or may become bound to issue additional shares of the capital stock of Parent or Merger Sub, as applicable, or options, securities or rights convertible into shares of capital stock of Parent or Merger Sub, as applicable. Except as set forth on Schedule 3.3 hereto, neither Parent nor Merger Sub is a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Neither Parent nor Merger Sub is a party to, and it has knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of Parent or Merger Sub, as applicable. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of Parent and of Merger Sub issued prior to the Closing Date complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Parent Material Adverse Effect (as defined below). Parent has furnished or made available to NovaRay true and correct copies of its certificate of incorporation (the “Parent Certificate of Incorporation”) and bylaws (the “Parent Bylaws”, and, together with the Parent Certificate of Incorporation, the “Parent Charter Documents”) and copies of Merger Sub’s certificate of incorporation (the “Merger Sub Certificate of Incorporation”) and bylaws (the “Merger Sub Bylaws”, and, together with the Merger Sub Certificate of Incorporation, the “Merger Sub Charter Documents”), each as amended to date, and each such instrument is in full force and effect. For the purposes of this Agreement, “Parent Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of Parent and its subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise impair the ability of Parent to perform any of its obligations under this Agreement in any material respect; provided, however, that any adverse effect that is caused primarily by the conditions generally effecting the U.S. economy shall not be deemed to be a Parent Material Adverse Effect.
     3.4. Issuance of Shares. The Merger Consideration to be issued by Parent pursuant to this Agreement has been duly authorized by all necessary corporate action and the Parent Common Stock, when issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences of holders of Common Stock set forth in the Parent’s Certificate of Incorporation.
     3.5. No Conflicts. Except as set forth on Schedule 3.5 hereto, the execution, delivery and performance of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated herein do not and will not (i) violate any provision of the Parent Charter Documents or Merger Sub Charter Documents, as applicable, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which either Parent or Merger Sub is a party or by which either or them or their respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any of Parent’s or Merger Sub’s property under any agreement or any commitment to which Parent or Merger Sub is a party or by which Parent or Merger Sub is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Parent Material Adverse Effect. The respective businesses of Parent and Merger Sub are not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Parent Material Adverse Effect. Neither Parent nor Merger Sub is required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of their respective obligations under this Agreement in accordance with the terms hereof (other than (a) any consent, authorization or order that has been obtained as of the date hereof, (b) any filing or registration that has been made as of the date hereof, (c) the filing of the Certificate of Merger with the Secretary of State of Delaware, or (d) such other consent, authorization, filing approval and registration which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect).
     3.6. Commission Documents, Financial Statements. Except as indicated on Schedule 3.6, Parent has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). Parent has delivered or made available to NovaRay (through the EDGAR system or otherwise) true and complete copies of the Commission Documents. Parent has not provided to NovaRay any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by Parent but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the times of their respective filings, Parent has complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Commission Documents (collectively, the “Parent Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such Parent Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such Parent Financial Statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
     3.7. Subsidiaries. Parent has no subsidiaries other than Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Parent, which has not conducted any active business operations since its organization. Parent has not conducted any active business operations since its organization. For the purposes of this Agreement, “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by Parent and/or Merger Sub. All of the outstanding shares of capital stock of Merger Sub has been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of Merger Sub or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither Parent nor Merger Sub is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of Merger Sub or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither Parent nor Merger Sub is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of Merger Sub.
     3.8. No Material Adverse Change. Since September 30, 2007, neither Parent nor Merger Sub has experienced or suffered any Parent Material Adverse Effect.
     3.9. No Undisclosed Liabilities. Except as set forth on Schedule 3.9, neither Parent nor Merger Sub has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than (i) those reflected in the Parent Financial Statements; or (ii) those incurred in the ordinary course of Parent’s or Merger Sub’s respective businesses since September 30, 2007, and which, individually or in the aggregate, do not or would not have a Parent Material Adverse Effect.
     3.10. No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to Parent or Merger Sub or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by Parent but which has not been so publicly announced or disclosed, other than with respect to the transactions contemplated by this Agreement and the Purchase Agreement.
     3.11. Indebtedness. Schedule 3.11 hereto sets forth as of a recent date all outstanding secured and unsecured Parent Indebtedness of Parent or Merger Sub, or for which Parent and/or Merger Sub has commitments, in each case that have not previously been set forth in the Commission Documents. For the purposes of this Agreement, “Parent Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Parent Indebtedness of others, whether or not the same are or should be reflected in Parent’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 3.11, neither Parent nor Merger Sub is in default with respect to any Parent Indebtedness.
     3.12. Title to Assets. Except as set forth on Schedule 3.12, neither Parent nor Merger Sub owns any real or personal property or holds any leaseholds or other interests in any real or personal property.
     3.13. Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of Parent, threatened against Parent or Merger Sub which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of Parent, threatened, against or involving Parent, Merger Sub or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against Parent or Merger Sub or any officers or directors of Parent or Merger Sub in their capacities as such.
     3.14. Compliance with Law. The businesses of Parent and Merger Sub have been and are presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Parent Material Adverse Effect. Parent and Merger Sub have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.
     3.15. Taxes. Each of Parent and Merger Sub has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the Parent Financial Statements for all current taxes and other charges to which Parent and Merger Sub is subject and which are not currently due and payable. None of the federal income tax returns of Parent or Merger Sub have been audited by the Internal Revenue Service or any other tax authority. Parent has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against Parent or Merger Sub for any period, nor of any basis for any such assessment, adjustment or contingency.
     3.16. Certain Fees. Except as set forth on Schedule 3.16 hereto, no brokers, finders or financial advisory fees or commissions will be payable by Parent, Merger Sub, NovaRay or any of its subsidiaries with respect to the transactions contemplated by this Agreement.

     3.17. Disclosure. Neither this Agreement, the Parent Disclosure Schedule nor any other documents, certificates or instruments furnished to NovaRay by or on behalf of Parent or Merger Sub in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.
     3.18. Environmental Compliance. Parent and Merger Sub have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. Schedule 3.18 describes all material permits, licenses and other authorizations issued under any Environmental Laws to Parent and Merger Sub. Parent and Merger Sub have all necessary governmental approvals required under all Environmental Laws and used in their respective businesses. Parent and Merger Sub are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Parent Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting Parent or Merger Sub that violate or may violate any Environmental Law after the Closing Date.
     3.19. Books and Record Internal Accounting Controls. The books and records of the Parent and Merger Sub accurately reflect in all material respects the information relating to the business of Parent and Merger Sub, the location and collection of their respective assets, and the nature of all transactions giving rise to the obligations or accounts receivable of Parent and Merger Sub. Parent and Merger Sub maintain a system of internal accounting controls sufficient, in the judgment of Parent, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     3.20. Material Agreements. Except as set forth on Schedule 3.20, neither Parent nor Merger Sub is a party to any Material Agreements. Except as set forth on Schedule 3.20, each of Parent and Merger Sub has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect, the result of which could cause a Parent Material Adverse Effect. Except as set forth on Schedule 3.20, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of Parent or Merger Sub limits or shall limit the payment of dividends on the Parent Series A Preferred Stock, other preferred stock, if any, or the Parent Common Stock.
     3.21. Intellectual Property. Parent and Merger Sub own, or have rights to use, all Intellectual Property Rights that are necessary for the conduct of their respective businesses now operated by them which the failure to so have would have or reasonably be expected to result in a Parent Material Adverse Effect. Schedule 3.21 sets forth a complete and accurate list of Parent’s and Merger Sub’s material Intellectual Property Rights. Neither NovaRay’s nor Merger Sub’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. Neither NovaRay nor Merger Sub has received written notice that the Intellectual Property Rights used by Parent or Merger Sub violates or infringes upon the rights of any Person. To the knowledge of Parent, neither Parents’ nor Merger Sub’s Intellectual Property Rights infringe any patent, copyright, trademark, trade name or other proprietary rights of any third party, and there is no claim, action or proceeding being made or brought against, or to Parent’s knowledge, being threatened against, Parent or Merger Sub regarding any of the Intellectual Property Rights. Parent does not have any knowledge of an infringement by another Person of any of Parent’s or Merger Sub’s Intellectual Property Rights and has no reason to believe that any of its Intellectual Property Rights is unenforceable. Parent has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of its and Merger Sub’s Intellectual Property Rights.
     3.22. Transactions with Affiliates. Except as set forth on Schedule 3.22, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) Parent or Merger Sub on the one hand, and (b) on the other hand, any officer, employee, consultant or director of Parent or Merger Sub, or any person owning any capital stock of Parent or Merger Sub or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.
     3.23. Governmental Approvals. Except for and including the filing of a Certificate of Merger with the Secretary of State for the State of Delaware, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of this Agreement, or for the performance by Parent or Merger Sub of their respective obligations under this Agreement.
     3.24. Employees. Neither Parent nor Merger Sub has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth on Schedule 3.24, neither Parent nor Merger Sub is a party to any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement or confidentiality agreement relating to the right of any officer, employee or consultant to be employed or engaged by Parent or Merger Sub. No officer, consultant or key employee of Parent or Merger Sub whose termination, either individually or in the aggregate, could have a Parent Material Adverse Effect, has terminated or, to the knowledge of the Parent, has any present intention of terminating his or her employment or engagement with Parent or Merger Sub.
     3.25. Foreign Corrupt Practices. Neither the Parent, nor to the Parent’s knowledge, any director, officer, agent, employee, or other Person acting on behalf of the Parent or Merger Sub has, in the course of its actions for, or on behalf of, the Parent (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
     3.26. Insurance. The insurance policies owned and maintained by Parent that are material to Parent are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that Parent is not currently required, but may in the future be required, to pay with respect to any period ending prior to the date of this Agreement), and Parent has received no notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.
     3.27. Absence of Certain Developments. Except as set forth on Schedule 3.27, since September 30, 2007, neither Parent nor Merger Sub has:
          (a) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;
          (b) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except (i) liabilities already disclosed in the Parent Financial Statements and (ii) incurred in the ordinary course of Parent’s or Merger Sub’s respective business;
          (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than liabilities paid in the ordinary course of business;
          (d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or entered into any agreements so to purchase or redeem, any shares of its capital stock;
          (e) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;
          (f) sold, assigned or transferred any of Parent’s or Merger Sub’s Intellectual Property Rights, or disclosed any of Parent’s or Merger Sub’s proprietary confidential information to any person except to customers or consultants of Parent or Merger Sub in the ordinary course of business or to NovaRay or its representatives;
          (g) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business;
          (h) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;
          (i) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

          (j) made charitable contributions or pledges in excess of $25,000;
          (k) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;
          (l) experienced any material problems with labor or management in connection with the terms and conditions of their employment;
          (m) entered into any formal discussion to acquire (by merger, reverse merger, or otherwise) any other operating business; or
          (n) entered into an agreement, written or otherwise, to take any of the foregoing actions.
     3.28. Public Utility Holding Company Act and Investment Company Act Status. Neither Parent nor Merger Sub is a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither Parent nor Merger Sub is, and as a result of and immediately upon the Closing will be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
     3.29. ERISA. Neither Parent nor Merger Sub, through any trade or business, whether or not incorporated, has established or maintained, or made any contributions to an “employee pension benefit plan” (as defined in Section 3 of ERISA). The execution and delivery of this Agreement and the consummation of the Merger will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA, or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.
     3.30. Sarbanes-Oxley Act. Other than as set forth on Schedule 3.30, Parent is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective, and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.
     3.31. Board Approval. The Board of Directors of each of Parent and Merger Sub has (i) determined that the Merger is fair to, advisable and in the best interests of it and its stockholders, (ii) has approved the Share Issuance and (iii) duly approved the Merger, this Agreement and the transactions contemplated hereby.
     3.32. Disclosed Information. None of the information supplied or to be supplied by Parent for inclusion in any proxy statement, or any amendments or supplements thereto, to be distributed to the shareholders of either NovaRay or the Surviving Corporation in connection with a meeting of such stockholders to vote upon this Agreement and the transactions contemplated hereby, will, at the time of the mailing of such proxy statement and the time of such meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3.33. Investigations and Inquiries. Neither Parent nor any of its respective directors or officers is the subject of any investigation, inquiry or proceeding before the Commission or any state securities commission or administrative agency.
     3.34. Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Parent and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Parent in its Commission Document and is not so disclosed or that otherwise would be reasonably likely to have a Parent Material Adverse Effect.
     3.35. Full Disclosure. The representations and warranties of Parent and Merger Sub contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which Parent has knowledge that has not been disclosed to NovaRay pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a Parent Material Adverse Effect or materially adversely affect the ability of Parent or Merger Sub to consummate in a timely manner the transactions contemplated hereby.
     3.36. Transfer Agent. The name, address, telephone number, fax number, contact person and email address of the Parent’s current transfer agent is set forth on Schedule 3.36 hereto.
     3.37. Lack of Publicity. Neither Parent nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising as those terms are used in Regulation D under the Securities Act in the United States with respect to the Financing or the securities that will be exchanged in the Merger, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, regarding the Financing, nor did any such person sponsor any seminar or meeting to which potential investors were invited by, or any solicitation of a subscription by, a person not previously known to such investor in connection with investments in the securities of NovaRay generally. Neither Parent nor any person acting on its or their behalf have engaged or will engage in any form of directed selling efforts (as that term is used in Regulation S under the Securities Act) with respect to the securities that will be exchanged in the Merger.
ARTICLE 4
CONDUCT PRIOR TO THE EFFECTIVE TIME
     4.1. Conduct of Business by the Parties. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to ARTICLE VIII or the Effective Time, except as contemplated by this Agreement, the Financing or the transactions contemplated hereby and thereby, each of NovaRay, Merger Sub and Parent shall conduct their respective businesses in the ordinary course and in substantial compliance with all applicable laws and regulations, pay their respective debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use their commercially reasonable efforts consistent with past practices and policies to (i) preserve intact their present business organization; (ii) keep available the services of each of their present officers and employees, respectively; and (iii) preserve their relationships with customers, suppliers, distributors, licensors, licensees and others with which each party has business dealings material to their respective businesses.
     4.2. Negative Covenants of Parent. Except as permitted by the terms of this Agreement, without the prior written consent of NovaRay, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following and shall not permit Merger Sub to do any of the following:
          (a) Except as required by applicable law, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprise options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;
          (b) Except as required by applicable law, enter into, adopt or amend any employee pension benefit plan or any employment or severance agreement or arrangement, grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to NovaRay, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;
          (c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;
          (d) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or Merger Sub;
          (e) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, or any equity-based awards (whether payable in shares, cash or otherwise);
          (f) Cause, permit or submit to a vote of Parent’s stockholders any amendments to the Parent Charter Documents other than as provided in Sections 4.3(a) and 6.2(h);
          (g) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or strategic investments;
          (h) Sell, lease, license, encumber or otherwise dispose of any properties or assets except in the ordinary course of business consistent with past practice, except for the sale, lease, licensing, encumbering or disposition of property or assets which are not material, individually or in the aggregate, to the business of Parent and Merger Sub;
          (i) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent;
          (j) Adopt or amend any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries, wage rates, compensation or other fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except, in each case, as may be required by law;
          (k) Initiate, pay, discharge, settle or satisfy any litigation (whether or not commenced prior to the date of this Agreement) or any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the Parent Financial Statements or incurred since the date of such financial statements, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce the confidentiality or nondisclosure provisions of any agreement to which Parent or Merger Sub is a party or of which Parent or Merger Sub is a beneficiary;
          (l) Except in the ordinary course of business consistent with past practice, materially modify, amend or terminate any agreements or waive, delay the exercise of, release or assign any material rights or claims thereunder without providing prior notice to Parent;
          (m) Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;
          (n) Make any tax election or accounting method change (except as required by GAAP) inconsistent with past practice that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the tax liability or tax attributes of Parent or Merger Sub, settle or compromise any material tax liability or consent to any extension or waiver of any limitation period with respect to taxes;
          (o) Take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code or an exchange qualifying under Section 351 of the Code;

          (p) Take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Parent and/or Merger Sub set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in this Agreement not being satisfied; or
          (q) Agree in writing or otherwise to take any of the actions described in Section 4.2(a) through 4.2(p) above.
     4.3. Affirmative Pre-Closing Covenants of Parent.
          (a) Prior to the Closing, Parent shall have amended the Parent Certificate of Incorporation in the form of Exhibit B hereto (the “Amended Parent Certificate”) to: (i) change the corporate name of Parent to “NovaRay Medical, Inc.” and (ii) effect a reverse split of Parent’s issued and outstanding Common Stock.
          (b) Each of the Parent and Merger Sub (i) shall treat and hold as confidential any NovaRay Confidential Information (as defined below), (ii) shall not use any of the NovaRay Confidential Information except in connection with this Agreement or as required by law or legal process, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to NovaRay all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “NovaRay Confidential Information” means any confidential or proprietary information of NovaRay that is furnished in writing to the Parent or Merger Sub by NovaRay in connection with this Agreement and is labeled confidential or proprietary; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly, (B) which, after disclosure, becomes available publicly through no fault of the Parent or Merger Sub, (C) which the Parent or either of Merger Sub knew or to which the Parent or Merger Sub had access prior to disclosure, or (D) which the Parent or Merger Sub rightfully obtains from a source other than NovaRay.
     4.4. Covenants of NovaRay. Except as disclosed in Schedule 4.4 hereto, permitted by the terms of this Agreement or in connection with the Financing or the transactions contemplated hereby and thereby, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, NovaRay shall not (i) amend the NovaRay Charter Documents (other than as contemplated by the Certificate of Merger); (ii) split, combine or reclassify its outstanding shares of capital stock; (iii) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock; (iv) take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code or a qualifying exchange under Section 351 of the Code; (v) conduct its business, other than in the ordinary course consistent with past practices; (vi) issue any capital stock or any options, warrants or other rights to subscribe for or purchase any capital stock or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of the capital stock of NovaRay; or (vii) directly or indirectly redeem, purchase, sell or otherwise acquire any capital stock of NovaRay.
     4.5. Current Report. As soon as reasonably practicable after the execution of this Agreement, the Parties shall prepare the Merger Form 8-K (as defined in Section 6.1(l) below).

Each of NovaRay and Parent shall use reasonable efforts to cause the Merger Form 8-K to be filed with the SEC within four (4) business days of the execution of this Agreement and to otherwise comply with all requirements of applicable federal and state securities laws.
ARTICLE 5
ADDITIONAL AGREEMENTS
     5.1. Public Disclosure; Securities Law Filings. Parent and NovaRay will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement. In addition, Parent and NovaRay agree to cooperate in the preparation and filing of all filings required by applicable securities laws, including, without limitation, the Merger Form 8-K (as defined in Section 6.1 below), and other current reports on Form 8-K.
     5.2. Commercially Reasonable Efforts; Notification.
          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including to accomplish the following: (i) causing the conditions precedent set forth in ARTICLE IV to be satisfied; (ii) obtaining all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from any federal, state, local or foreign governmental authority (collectively, “Governmental Entities” and each a “Governmental Entity”); (iii) making all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any); (iv) avoiding any suit, claim, action, investigation or proceeding by any Governmental Entity challenging the Merger or any other transaction contemplated by this Agreement; (v) obtaining all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement; (vi) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (vii) executing or delivering any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.
          (b) Parent shall give prompt notice to NovaRay upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.
          (c) NovaRay shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of NovaRay to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.
     5.3. Third Party Consents. On or before the Closing Date, Parent and NovaRay will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.
     5.4. NovaRay Warrants. At the Effective Time, each outstanding NovaRay Warrant, whether or not vested, shall, by virtue of the Merger, be assumed by Parent. Each NovaRay Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options or warrants immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting and exercisability on certain transactions), except that (i) each NovaRay Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock as determined pursuant to Section 1.7(a), and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed NovaRay Warrant will be equal to the exercise price per share of NovaRay Common Stock at which such NovaRay Warrant was exercisable immediately prior to the Effective Time, adjusted to give effect to the exchange ratio determined pursuant to Section 1.7(a). No vesting periods for any NovaRay Warrants will accelerate as a result of the transaction contemplated hereby. At the Effective Time, (i) all references in the related stock warrant agreements to NovaRay shall be deemed to refer to Parent and (ii) Parent shall assume all of NovaRay’s obligations with respect to the NovaRay Warrants as so amended.
     5.5. Parent Stock Options and Warrants. At the Effective Time, any outstanding options to purchase shares of Parent Common Stock (each, a “Parent Stock Option”), whether or not vested, and any outstanding warrants to purchase shares of Parent Common Stock, whether or not then exercisable, shall, by virtue of the Merger, be cancelled.
     5.6. Parent Board of Directors.
          (a) The board of directors of Parent, at and after the Effective Time, shall consist of the following six (6) individuals who shall also be the six (6) members of the board of directors of the Surviving Corporation: Lynda Wijcik, Marc Whyte, Edward Solomon, Jack Price, David Dantzker, and George Hersbach. In order to effect the appointment of such directors, the sole director and sole stockholder of Parent shall elect the six (6) individuals listed above to Parent’s Board of Directors, such election to be effective as of the Effective Time.
          (b) Antti Uusiheimala, currently the sole director of Parent, shall deliver to NovaRay his resignation, which resignation shall be effective as of the Effective Time.
     5.7. Private Placement. Each of NovaRay and Parent shall take all necessary action on its part such that the issuance of the Merger Consideration to NovaRay stockholders constitutes a valid “private placement” under the Securities Act. Without limiting the generality of the foregoing, NovaRay shall (1) provide each NovaRay stockholder with a stockholder qualification questionnaire in the form reasonably acceptable to both Parent and NovaRay (a “Stockholder Questionnaire”) and (2) use its best efforts to cause each NovaRay stockholder to attest that that stockholder either (A) is an “accredited investor” as defined in Regulation D of the Securities Act, (B) has such knowledge and experience in financial and business matters that the stockholder is capable of evaluating the merits and risks of receiving the Merger Consideration, or (C) has appointed an appropriate person reasonably acceptable to both Parent and NovaRay to act as the stockholder’s purchaser representative in connection with evaluating the merits and risks of receiving the Merger Consideration.
     5.8. NovaRay Stockholder Written Consent; Materials to Stockholders.
          (a) NovaRay shall use commercially reasonable efforts to obtain, in lieu of holding a stockholder meeting, the written consent of the number of NovaRay stockholders necessary under the NovaRay Charter Documents and the DGCL to approve this Agreement and the Merger.
          (b) NovaRay shall as promptly as practicable following the date of this agreement prepare and mail to NovaRay stockholders all information as may required to comply with the DGCL and other applicable laws and regulations.
     5.9. No Negotiation. Other than as contemplated pursuant to the Financing, until the Effective Time, or such time, if any, as this Agreement is terminated pursuant to ARTICLE VII below, neither Parent nor NovaRay shall, nor shall they permit any of their respective affiliates, directors, officers, employees, investment bankers, attorneys or other agents, advisors or representatives to, directly or indirectly, (a) sell, offer or agree to sell its business, by sale of shares or assets, merger or otherwise (each an “Acquisition Transaction”) other than pursuant to this Agreement, (b) solicit or initiate the submission of any proposal for an Acquisition Transaction, or (c) participate in any discussions or negotiations with, or furnish any information concerning its business to, any corporation, person or other entity in connection with a possible Acquisition Transaction other than pursuant to this Agreement. If either Parent or NovaRay is contacted or solicited by any third-party regarding any action contemplated in Sections 5.9(a), (b) or (c) above, such party must promptly inform the other in writing.
     5.10. Name Change. As soon as reasonably practicable after the Effective Time, the Parent shall take all necessary steps to enable it to change its corporate name to such name as is mutually agreeable by NovaRay and the Parent, if the Parent has not already done so prior to the Effective Time.

     5.11. Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.
     5.12. Notification of Certain Matters. On or prior to the Effective Time, each party shall give prompt notice to the other party of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.
     5.13. Access to Information. Each of NovaRay and Parent shall afford to the other and the other’s accountants, counsel, financial advisors and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all properties, books, contracts, commitments and records (including, but not limited to, tax returns) of it and, during such period, shall furnish promptly (a) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws or filed by it during such period with the Commission in connection with the transactions contemplated by this Agreement or which may have a Parent Material Adverse Effect or a NovaRay Material Adverse Effect, as applicable, and (b) such other information concerning its business, properties and personnel as the other shall reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty made herein or the conditions to the obligations of the respective parties to consummate the Merger. All non-public documents and information furnished to either NovaRay or Parent, as the case may be, in connection with the transactions contemplated by this Agreement shall be deemed to have been received, and shall be held by the recipient, in confidence, except that NovaRay and Parent, as applicable, may disclose such information as may be required under applicable law or as may be necessary in connection with the preparation of future Exchange Act filings. Each party shall promptly advise the others, in writing, of any change or the occurrence of any event after the date of this Agreement and prior to the Effective Time having, or which, insofar as can reasonably be foreseen, in the future would reasonably be expected to have, a NovaRay Material Adverse Effect or a Parent Material Adverse Effect, as applicable.
     5.14. Indemnification.
          (a) Parent shall not, for a period of three years after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the NovaRay Charter Documents for the benefit of any individual who served as a director or officer of NovaRay at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

          (b) From and after the Effective Time, the Parent agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of NovaRay (the “Indemnified Executives”) against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law (and the Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under Delaware law, provided the Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Executive is not entitled to indemnification).
ARTICLE 6
CONDITIONS TO THE MERGER
     6.1. Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived if waived in writing by both Parent and NovaRay:
          (a) No Prohibitive Change of Law. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.
          (b) Stockholder Approvals. This Agreement shall have been adopted and the Merger shall have been duly approved by the requisite vote under applicable law and in accordance with the procedures set forth in the NovaRay Charter Documents, the Merger Sub Charter Documents and the DGCL by the stockholders of NovaRay and Merger Sub and all other stockholder approvals required by Section 2.2 shall have been obtained.
          (c) Applicable Exemption from Registration under Securities Act. NovaRay, Parent and Merger Sub shall be satisfied that the issuances of the Merger Consideration, in connection with the Merger, shall be exempt from registration under Regulation D of the Securities Act and Section 4(2) of the Securities Act.
          (d) Dissenting Shares. The number of Dissenting Shares in the aggregate shall not exceed five percent (5%) of the NovaRay Common Stock outstanding as of the Effective Time.
          (e) Conversion of Series A Preferred. At least a majority of the holders of the issued and outstanding NovaRay Series A Preferred Stock immediately prior to the Effective time shall have delivered to NovaRay a written request for the conversion of such shares of NovaRay Series A Preferred Stock into NovaRay Common Stock, and all of the issued and outstanding NovaRay Series A Preferred Stock shall have converted into shares of NovaRay Common Stock prior to the Effective Time

          (f) Termination of Stockholders’ Agreement. NovaRay and each NovaRay stockholder shall have agreed to terminate that certain Stockholders Agreement dated June 21, 2005, as amended by that certain Amendment No.1 to the Stockholders Agreement dated October 23, 2006.
          (g) Termination of Voting Agreement. NovaRay and certain NovaRay stockholders shall have agreed to terminate that certain Voting Agreement dated June 21, 2005, in accordance with terms therein;
          (h) Consent of NovaRay Note Holders. NovaRay and the holders of the outstanding promissory notes of NovaRay (the “NovaRay Notes”) listed on Exhibit C attached hereto (the “NovaRay Note Holders”) shall have consented in writing to the Merger and the automatic conversion of all principal and interest accrued through November 15, 2007 pursuant to such NovaRay Notes into Series A Preferred Stock and Warrants of Parent upon consummation of initial closing of the Financing in accordance with the terms and conditions set forth in the Purchase Agreement.
          (i) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.
          (j) Schedules. Each of the parties hereto shall have delivered to each other complete and accurate Disclosure Schedules to this Agreement and such Disclosure Schedules shall have been approved in writing by the recipient.
          (k) Exhibits. The parties shall mutually agree upon the form and substance of all the Exhibits to this Agreement and the appropriate signatories thereto shall have executed and delivered each such document.
          (l) Officers’ Certificate. NovaRay and Parent shall have furnished to the other a certificate of its Chief Executive Officer and Chief Financial Officer, dated as of the Effective Time, in which such officers shall certify that, to their best knowledge, the conditions set forth in Section 6.2(a) and 6.2(b) or 6.3(a) and 6.3(b) (as applicable) have been fulfilled and are true and correct.
          (m) Readiness of the Form 8-K. The Form 8-K relating to this Agreement and the transaction contemplated hereby and announcing the Closing of the Merger, which also includes all information required to be reported with respect to a “reverse merger” transaction with a public “shell company” including, without limitation, the information required pursuant to Item 5.06 of Form 8-K — Change in Shell Company Status (the “Merger Form 8-K”), shall have been approved by Parent, NovaRay and their respective counsel, to be filed with the Commission within four (4) business days after the Closing.
     6.2. Additional Conditions to Obligations of NovaRay. The obligation of NovaRay to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by NovaRay:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks only as of an earlier date) and NovaRay shall have received a certificate signed on behalf of Parent by the President of Parent to such effect.
          (b) Agreements and Covenants. Each of Parent and Merger Sub shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and NovaRay shall have received a certificate to such effect signed on behalf of each of Parent and Merger Sub by an authorized officer of Parent and Merger Sub, as applicable.
          (c) Consents and Approvals. Parent and Merger Sub shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Parent’s or Merger Sub’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Parent or Merger Sub or any license, franchise or permit of or affecting Parent or Merger Sub.
          (d) Amended Parent Certificate. The Amended Parent Certificate shall have been duly filed and accepted for filing by the Secretary of State of the State of Delaware.
          (e) Board Composition. Effective as of the Effective Time, the size of Parent’s Board of Directors shall be fixed at seven (7) and the directors of the Parent shall be Lynda Wijcik, Marc Whyte, Edward Solomon, Jack Price, David Dantzker, and George Hersbach with one (1) vacancy.
          (f) Secretary’s Certificate. Parent shall deliver to NovaRay a certificate of the Secretary of Parent with respect to the Amended Parent Certificate and the resolutions of Parent’s and Merger Sub’s respective Board of Directors and stockholders approving the transactions contemplated hereby.
          (g) No Closing Material Adverse Effect. Since the date hereof, there has not occurred a Parent Material Adverse Effect. For purposes of the preceding sentence and Section (a), the occurrence of any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the United States economy , in and of themselves and in combination with any of the others, shall not constitute a Parent Material Adverse Effect:
          (h) Corporate Documents. NovaRay shall have received a copy of the Amended Parent Certificate and Merger Sub Certificate of Incorporation, each certified by the Secretary of State of the State of Delaware evidencing the good standing of Parent and Merger Sub in such jurisdiction.
          (i) Other Agreements and Resignations. Each of the directors and officers of Parent and the officers and directors of Merger Sub immediately prior to the Closing Date shall deliver duly executed resignations from their positions with each such applicable corporation effective immediately upon the Effective Time.
          (j) Compliance with Securities Law Requirements. Parent shall be in compliance in all material respects with all requirements of applicable securities laws, including, without limitation, the filing of reports required by Section 13 of the Exchange Act, and shall have taken all actions with respect thereto as shall be required or reasonably requested by NovaRay in connection therewith.
          (k) Tax Free Reorganization. The Merger will qualify as a reorganization under Section 368(a) of the Code. Parent and NovaRay will each be a party to the reorganization within the meaning of Section 368(b) of the Code.
          (l) No Gain. No gain or loss will be recognized by stockholders of NovaRay upon the receipt of the Merger Consideration.
          (m) Escrow. Vision Opportunity Master Fund, Ltd. (“VOMF”) shall have deposited a minimum of $10 million into escrow in accordance with the terms and conditions of an escrow agreement in substantially the form attached hereto as Exhibit D (the “Escrow Agreement”) by and among NovaRay, VOMF and the Escrow Agent (as defined in the Escrow Agreement).
          (n) Certificate of President. NovaRay shall have received a certificate of Parent’s President certifying that as of the Closing Date there are approximately 187,266 shares of Parent Common Stock issued and outstanding.
          (o) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Effective Time hereby and all documents incident hereto shall be reasonably satisfactory in form and substance to the NovaRay and its counsel, and NovaRay and its counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.
     6.3. Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:
          (a) Representations and Warranties. The representations and warranties of NovaRay set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks only as of an earlier date or to the extent such representation and warranty is no longer true on account of transactions contemplated by this Agreement or the Financing) and Parent shall have received a certificate signed on behalf of NovaRay by the Chief Executive Officer of NovaRay to such effect.
          (b) Agreements and Covenants. NovaRay shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of NovaRay by an authorized officer of NovaRay.
          (c) Consents and Approvals. NovaRay shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of NovaRay’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting NovaRay or any license, franchise or permit of or affecting NovaRay.
          (d) No Closing Material Adverse Effect. Since the date hereof, there shall not have occurred a NovaRay Material Adverse Effect. For purposes of the preceding sentence and Section 6.3(a), the occurrence of any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the United States economy, or by conditions generally affecting the biotechnology or pharmaceutical industries, in and of themselves and in combination with any of the others, shall not constitute a NovaRay Material Adverse Effect.
          (e) Escrow Agreement. NovaRay shall have entered into the Escrow Agreement.
          (f) Corporate Documents. Parent shall have received a copy of the NovaRay Certificate of Incorporation, certified by the Secretary of State of the State of Delaware evidencing the good standing of NovaRay in such jurisdiction.
          (g) Audited Financial Statements. NovaRay shall have the audited financial statements that are required to be filed with the Commission as an exhibit to Merger Form 8-K available on or before the Closing Date.
          (h) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Effective Time hereby and all documents incident hereto shall be reasonably satisfactory in form and substance to Parent and its counsel, and Parent and its counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.
ARTICLE 7
TERMINATION, AMENDMENT AND WAIVER
     7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of NovaRay:
          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and NovaRay; or
          (b) by either Parent or NovaRay if the Merger shall not have been consummated by December 31, 2007 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of, or resulted in the failure of, the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement; or
          (c) by either Parent or NovaRay if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action shall have become final and non-appealable or any law, order, rule or regulation is in effect or is adopted or issued, which has the effect of prohibiting the Merger; or
          (d) by Parent, on the one hand, or NovaRay, on the other, if any condition to the obligation of any such party to consummate the Merger set forth in Section 6.2 (in the case of NovaRay) or 6.3 (in the case of Parent) becomes incapable of satisfaction prior to the Outside Date; provided, however, that the failure of such condition is not the result of a breach of this Agreement by the party seeking to terminate this Agreement.
     7.2. Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that such party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party’s breach of any term or provision of this Agreement.
     7.3. Remedies; Specific Performance. In the event that any Party shall fail or refuse to consummate the transactions contemplated by this Agreement or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the Merger, then in addition to the other remedies provided herein, the non-defaulting party (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party’s failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.
     7.4. Fees and Expenses. All costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Purchase Agreement shall be paid in accordance with Section 7.1 of the Purchase Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief which such party may be entitled.
     7.5. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement by the stockholders of NovaRay, there shall not be any amendment that by applicable law requires further approval by the stockholders of NovaRay without the further approval of such stockholders. This Agreement may not be amended by the parties hereto except by execution of an instrument in writing signed on behalf of each of Parent, NovaRay and Merger Sub.
     7.6. Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.
ARTICLE 8
CONTINUATION OF BUSINESS
     After the Effective Time of the Merger, Parent, either directly or through NovaRay as long as NovaRay is within Parent’s “qualified group” within the meaning of Regulations Section 1.368-1(d)(4)(ii) (the “Qualified Group”), will continue at least one significant historic business line of NovaRay, or use at least a significant portion of NovaRay’s historic business assets in a business, in each case within the meaning of Regulations Section 1.368-1(d), except that NovaRay’s historic business assets may be transferred (a) to a corporation that is another member of Parent’s Qualified Group, or (b) to an entity taxed as a partnership if (i) one or more members of Parent’s Qualified Group have active and substantial management functions as a partner with respect to Parent’s historic business or (ii) members of Parent’s Qualified Group in the aggregate own an interest in the partnership representing a significant interest in NovaRay’s historic business, in each case within the meaning of Regulations Section 1.368-1(d)(4)(iii).
ARTICLE 9
GENERAL PROVISIONS
     9.1. Press Releases and Announcements. No party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing party shall use reasonable efforts to advise the other parties and provide them with a copy of the proposed disclosure prior to making the disclosure).
     9.2. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:
(a)	if to Parent or Merger Sub (prior to Closing):
Vision Acquisition I, Inc.
c/o Vision Capital Advisors, LLC
20 West 55th Street, 5th Floor
New York, New York 10019
Attention: Antti Uusiheimala
Facsimile: (212) 867-1416
With a copy to:
Paul Fasciano
Sadis and Goldberg LLP
551 Fifth Avenue, 21st Floor
New York, New York 10176
Facsimile: (212) 573-8165
(b)	if to NovaRay (or Parent subsequent to Closing), to:
NovaRay, Inc.
Attention: Chief Executive Officer
1850 Embarcadero Road,
Palo Alto, California 94303
Facsimile: (650) 565-8601
With a copy to:
Michael C. Phillips
Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, California 94304
Facsimile: (650) 494-0792
     9.3. Interpretation.
          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.
          (b) For purposes of this Agreement, the term “knowledge” means with respect to a party hereto, with respect to any matter in question, that any of the officers of such party has actual knowledge of such matter.
          (c) For purposes of this Agreement, the term “person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.
          (d) For purposes of this Agreement, an “agreement,” “arrangement,” “contract,” “commitment” or “plan” shall mean a legally binding, written agreement, arrangement, contract, commitment or plan, as the case may be.
     9.4. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.
     9.5. Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
     9.6. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
     9.7. Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.
     9.8. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
     9.9. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
     9.10. Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     9.11. Waiver of Jury Trial. EACH OF PARENT, NOVARAY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, NOVARAY AND MERGER SUBIN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
     9.12. Survival of Representations and Warranties. The respective representations, warranties, obligations, agreements and promises of the parties contained in this Agreement and in any exhibit, schedule, certificate or other document delivered pursuant to this Agreement, shall survive for a period of one year following the Closing Date.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized respective officers as of the date first written above.

NOVARAY, INC.
By:	/s/ Marc Whyte
	Name:	Marc Whyte
	Title:	CEO

VISION ACQUISITION I, INC.
By:	/s/ Antti William Uusiheimala
	Name:	Antti William Uusiheimala
	Title:	President

VISION ACQUISITION SUBSIDIARY, INC.
By:	/s/ Antti William Uusiheimala
	Name:	Antti William Uusiheimala
	Title:	President